ProLink Holdings and Neo Advertising Enter into Agreement to Expand Sales of ProLink’s GPS Digital Media Inventory in the United Kingdom and Spain

CHANDLER, Ariz., Oct, 27, 2008 - ProLink Solutions, a wholly-owned subsidiary of ProLink Holdings Corp. (OTC Bulletin Board: PLKH) and the world's leading provider of Global Positioning Satellite ("GPS") golf course management systems and digital out-of-home on-course advertising, and Neo Advertising (“Neo”), Europe’s leading provider of digital media solutions, announced today that they have entered an agreement under which Neo will represent and sell ProLink's GPS media inventory in the United Kingdom and Spain.

The agreement focuses on integrated advertising campaigns combining Neo’s existing network of out-of-home digital signage with ProLink’s revolutionary on-course advertising capabilities. Neo is the leading place-based, point-of-sale advertising company in Europe, reaching millions of consumers via screens in pubs and upscale retail centers.

“The agreement with Neo will significantly expand our advertising presence in Europe while allowing European advertisers to reach a highly attractive audience of affluent individuals,” said Lawrence Bain, ProLink’s Chief Executive Officer. “The combination of Neo’s strong relationships and distribution with ProLink’s unrivaled value proposition offers advertisers multiple ways to reach their target customers. This should drive adoption significantly in 2009. With Neo’s track record of digital media ad sales, this agreement should provide our golf course partners with significant incremental revenue.”

“NEO selected ProLink’s digital media solution because we feel it is the best way for our advertisers to reach business owners, professionals and C-level executives in a relaxed setting, playing golf. This gives advertisers unparalleled ‘dwell time’ of 15-20 minutes in which to deliver their message,” said Christian Vaglio-Giors, NEO’s Managing Director. “Through this new relationship, we now offer our clients a unique way to deliver messages to their target audience, in an uncluttered and dynamic manner which has proven to be affordable, effective and compelling.”

“We are anticipating wide acceptance of this exciting relationship from advertisers and the golf courses in Spain. This agreement furthers ProLink’s commitment to assist the golf courses by adding incremental revenue” added Eugenio Reviriego Director General of Golf Consulting Services SA ProLink’s exclusive distributor in Spain and Portugal.

About Neo Advertising

Neo Advertising is a European leading provider and operator of Digital Out Of Home networks. Neo Advertising, through its subsidiaries and affiliates, markets and sells air time on 100,000 digital public displays. Neo Advertising operates in Canada, Germany, Italy, the Netherlands, Poland, Portugal, Spain, Sweden, Switzerland and the UK. More at www.neoadvertising.com.

About ProLink

ProLink Solutions, a subsidiary of ProLink Holdings Corp., is the world's leading provider of GPS golf course management systems and revenue-generating on-course advertising. ProLink Solutions' core philosophy is to be a "Trusted Partner" to its golf-course customers. From enhancing golfers' overall experience and improving pace-of-play, to increasing current revenue streams and creating new profit centers for golf courses, ProLink Solutions' products and services have captured markets both nationally and globally.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about ProLink Holdings Corp. (ProLink). Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ProLink's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements which are set forth in greater detail in the Company's filings with the Securities and Exchange Commission from time to time. The information set forth herein should be read in light of such risks. ProLink does not assume any obligation to update the information contained in this press release.

For more information about ProLink, visit http://www.goprolink.com/, call 480.753.2337 or email info@goprolink.com.